UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 15, 2011 (February 15, 2011)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (203) 504-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition.

In January 2011, Aircastle Limited (“Aircastle” or the “Company”) concluded the sale of four 737-400 converted freighters (the “737-400SF Sale”).

As detailed in the Company’s third quarter 2010 earnings release, the Company announced that the expected closing of the 737-400SF Sale and the receipt of proceeds relating to the disposition of another aircraft was expected to result in more than $13 million in pre-tax income in the fourth quarter of 2010.  As a result of the 737-400SF Sale occurring during the first quarter 2011 rather the fourth quarter 2010, Aircastle is providing the following information:

i.
Pre-tax gain and non-cash hedge charges from aircraft dispositions for the fourth quarter 2010 is expected to be approximately $8 million and $2 million, respectively, with a net effect of approximately $6 million.

ii.	Aircastle expects the pretax gain from aircraft dispositions to be approximately $9 million for the first quarter ending March 31, 2011.

Aircastle also provides the following updates to its fourth quarter 2010 expectations regarding certain other metrics provided during its third quarter 2010 earnings conference call:

a.
End of lease maintenance revenue is expected to be approximately $1 million (vs. its original estimate of $2 million to $5 million), due to a number of lease transitions shifting from the fourth quarter 2010 to the first quarter 2011.

b.	Amortization of net lease discounts and lease incentives is expected to be approximately $6 million (vs. its original estimate of $5 million).

The foregoing expected financial results are derived from preliminary unaudited results of operations as of or for the year ended December 31, 2010 and are subject to completion of our financial statements for this period. Our actual results of operations may differ significantly from our estimates. Investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. This information is not necessarily indicative of the results to be expected for the full year or any future period. The foregoing information is not a comprehensive estimate of our financial results for the year ended December 31, 2010 and is subject to review by our independent registered accounting firm.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Not Applicable

(d) Not Applicable

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)
/s/ David Walton
David Walton Chief Operating Officer, General Counsel and Secretary

Dated: February 15, 2011